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                          SECURITIES AND EXCHANGE COMMISSION
                                WASHINGTON, D.C. 20549

                                      __________


                                      FORM 8-A/A



                  FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                       PURSUANT TO SECTION 12(b) OR (g) OF THE
                           SECURITIES EXCHANGE ACT OF 1934



                                 INFORMIX CORPORATION
                ------------------------------------------------------
                (Exact name of Registrant as specified in its charter)



              Delaware                                 94-3011736
---------------------------------------    ----------------------------------
(State of incorporation or organization)    (IRS Employer Identification No.)


                                 4100 Bohannon Drive
                             Menlo Park, California 94025
                 (Address of principal executive offices) (Zip Code)

                                      __________


Securities to be registered pursuant to Section 12(b) of the Act:

    Title of each class                     Name of each exchange on which
    to be so registered                     each class is to be registered
    -------------------                     ------------------------------
         None                                         None


Securities to be registered pursuant to Section 12(g) of the Act:


                             Common Stock Purchase Rights
                             ----------------------------
                                   (Title of Class)

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    This Amendment  No. 4  amends and supplements the Registration Statement on
Form 8-A (the "Form 8-A") of Informix Corporation, a Delaware corporation (the "Company"), filed with the Securities and Exchange Commission on September 18, 1991, and as subsequently amended May 27, 1992, August 11, 1995 and September 3, 1997. All capitalized terms not otherwise defined herein shall have the meanings ascribed to them in the Form 8-A, as amended.

Item  1. DESCRIPTION OF SECURITIES TO BE REGISTERED.

    Item 1 is hereby amended so as to include the following:

    On November 17, 1997, in connection with the issuance of the Company's Series A-1 Convertible Preferred Stock and Series B Convertible Preferred Stock (together, the "Preferred Stock"), and pursuant to the terms of the Company's First Amended and Restated Rights Agreement, dated as of August 12, 1997 (the "Rights Agreement"), the Company and BankBoston, N.A. executed an Amendment to the Rights Agreement (the "Amendment"). The Amendment restates the definition of "Acquiring Person" under the Rights Agreement so as to prevent certain holders of the Company's Preferred Stock from being deemed an Acquiring Person under the Rights Agreement by virtue of the beneficial ownership of securities issued or issuable in connection with the sale and issuance of the Preferred Stock.


Item 2.  EXHIBITS.

 Exhibit No.  Description
 -----------  -----------
    5.1 Amendment to the Informix Corporation First Amended and Restated Rights Agreement, dated as of November 17, 1997, between The Company and BankBoston, N.A.

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                                      SIGNATURE


    Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Company has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized.


                                  INFORMIX CORPORATION

Date:  December 3, 1997
                                  By:      /s/ Jean-Yves Dexmier
                                       ---------------------------------
                                       Jean-Yves Dexmier
                                       Executive Vice President,
                                       Chief Financial Officer and
                                       Secretary

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